Dated the day of 2020

INTERNATIONAL COLLECTIONS LIMITED

AND

HONG KONG TAKUNG ART COMPANY LIMITED

****

TENANCY AGREEMENT

of

Office 709 on 7th Floor of Tower II, Admiralty Centre,
18 Harcourt Road, Hong Kong

****

Term	:	Two (2) Years
Commencing	:	15th December 2020
Expiring	:	14th December 2022
Rent	:	HK$39,825.00 per month
Management and Air-conditioning charges	:	HK$4,460.40 per month
Rate	:	Subject to Government Quarterly Review
Deposit	:	HK$138,481.20

THIS AGREEMENT made the day of 2020

BETWEEN INTERNATIONAL COLLECTIONS LIMITED (國際珍藏有限公司) whose registered office is situate at 26th Floor, Wing On House, 71 Des Voeux Road Central, Central, Hong Kong (hereinafter called "the Landlord" which expression where the context so admits shall include the person for the time being entitled to the reversion immediately expectant on the determination of the term hereby created) of the one part and HONG KONG TAKUNG ART COMPANY LIMITED (香港大公文化集團有限公司) whose registered office is situate at Room 05, 11/F., Wing On Plaza, 62 Mody Road, Tsim Sha Tsui, Kowloon (hereinafter called "the Tenant") of the other part.

WHEREBY IT IS NOW AGREED as follows :-

SECTION I

In consideration of the rent and the Tenant's agreements hereinafter reserved and contained the Landlord shall let and the Tenant shall take ALL THAT Office No. 709 on the 7th Floor of Tower II of the Building known as "Admiralty Centre" (hereinafter called "the said Building") being one of the buildings standing on ALL THAT piece or parcel of ground registered in the Land Registry as INLAND LOT NO. 8423 (hereinafter called "the said Land") (which said premises hereby let to the Tenant are hereinafter called "the said premises" and are shown coloured pink for the purpose of identification only on the floor plan(s) annexed hereto) Together with the use in common with the Landlord and others having the like right) of the water closets lavatories and conveniences on the said Floor of the said Building AND TOGETHER with the right for the Tenant its servants and licensees (in common with the Landlord and others having the like right) at all times and for all purposes connected with the use of the said premises to pass up down over and along the entrances staircases corridors and passages and to use the passenger lifts (during such hours as the same shall be working) for the purpose of access to and from the said premises AND TOGETHER with the right for the Tenant and its servants (in common with others having the like right) to use the freight lifts (during such hours as the same shall be working) for the purpose of conveying goods merchandise and raw materials to and from the said premises from and to loading bay on the ground floor AND TOGETHER with the right for the Tenant its servant and licensees (in common with others having the like right) to pass and repass with

vehicles over and along the loading bay on the ground floor for the purpose of loading and discharging goods merchandise and raw materials subject to terms and conditions imposed by the Manager of the said Building from time to time for the TERM of TWO (2) YEARS commencing on the 15th December 2020 and expiring on the 14th December 2022 YIELDING AND PAYING therefor during the said Term the clear monthly rent of HONG KONG DOLLARS THIRTY NINE THOUSAND EIGHT HUNDRED TWENTY FIVE ONLY (HK$39,825.00) (exclusive of Rates, management charges and air-conditioning charges) all payable in advance on the 1st day of each and every calendar month without deduction. Provided that no rent shall be payable in respect of the periods from 15th December 2020 to 21st December 2020 (both days inclusive). For the avoidance of doubt, the rates, management and air-conditioning charges shall be payable throughout the said Term. The monthly management and air-conditioning charges are HONG KONG DOLLARS FOUR THOUSAND FOUR HUNDRED SIXTY AND CENTS FORTY ONLY (HK$4,460.40).

SECTION II

RENT AND OTHER CHARGES

THE TENANT HEREBY AGREES AND UNDERTAKES WITH THE LANDLORD as follows :-

(a) To pay the said rent and not to exercise any right or claim to withhold rent or other payments or any right or claim to legal or equitable set-off and the other charges and outgoings hereby reserved (except those of a capital nature) on the days and in manner hereinafter provided for payment therefor without any deduction at the office of the Landlord or at such other place as the Landlord may from time to time designate without the necessity of prior demand therefore.

(b) To pay and discharge punctually all existing and future rates, taxes, assessments, duties, charges, impositions, utility charges and other outgoings (except those of a capital nature) now or hereafter during the said Term imposed or charged by the Government of the Hong Kong Special Administrative Region ("the Hong Kong Government") or other lawful authority in respect of the said premises or any part thereof (Government Rent and Property Tax excepted). In the event of the said premises not yet having been assessed to rates the Tenant shall pay to the Landlord quarterly in advance on account of the Tenant's liability under this Clause a sum equal to the rates which

would be charged by the Hong Kong Government on the basis of a rateable value equal to twelve months' rent payable by the Tenant hereunder.

(c) To pay all charges and deposits in respect of water electricity gas and other utilities and the charges for the supply of chilled water as provided for in Clause (x) of Section IV hereof consumed in or upon the said premises during the said Term.

(d) To pay throughout the said Term all management charges which may from time to time be charged by the Manager of the said Building and the Manager of the entire development on the said Land under the Deed of Mutual Covenant, the Management Agreement and the Sub-Deed of Mutual Covenant (if any) hereof in respect of the said premises for management and maintenance services provided. The said charges shall be reviewed by the Manager from time to time.

(e) To pay throughout the said Term air-conditioning charges which may from time to time be charged by the Manager of the said Building in respect of the supply of chilled water on Mondays to Saturdays. The said air-conditioning charges are for the time being shall be reviewed by the Manager from time to time.

(f) To pay on demand to the Landlord the cost to be incurred by the Landlord in cleaning and clearing any of the toilets drains sewers or chutes choked or stopped up owing to careless use by the Tenant.

SECTION III

TENANT'S OBLIGATIONS

THE TENANT FURTHER AGREES AND UNDERTAKES WITH THE LANDLORD as follows :-

(a) To observe and comply with all ordinances, regulations, bye-laws and rules and all notices orders and requirements of the appropriate Government Authorities and utility companies and to obtain (prior to commencement of business at the said premises) all necessary governmental permits and licenses in connection with or in relation to the Tenant's business carried on in the said premises.

(b) To fit out the interior of the said premises in a proper and workmanlike manner in accordance with such plans and specifications as shall have been first approved by the Landlord in writing (such approval not to be

unreasonably withheld) and comply with any fitting out rules that may be prescribed by the Landlord and without prejudice to the generality of the foregoing, to ensure that the common areas within the said Building or any part thereof will not be injured or damaged in any way by the Tenant itself or its contractors sub-contractors agents or servants in carrying out the fitting out works of the said premises.

(c) To keep all the interior of the said premises including all doors windows and the Landlord's fixtures in good clean tenantable and proper repair condition and properly painted and limewashed when from time to time required (fair wear and tear excepted) and so to maintain the same at the expenses of the Tenant and deliver up the same to the Landlord at the expiration or sooner determination of the said Term in the like condition.

(d) At its own expenses to make good any damage caused to any freight lifts through careless loading or discharging of machinery goods raw materials or articles into or from such lifts or through over-loading the same beyond the permitted carrying capacity thereof.

(e) To use the loading space only for the purpose of loading and discharging goods merchandise and raw materials and not to permit or suffer its servants or licensees to park in any part thereof or otherwise obstruct the use of such loading space.

(f) To be responsible for the satisfactory removal of all trade and other refuse from the said premises to the refuse disposal area of the said Building.

(g) To comply with such regulations as the Landlord may from time to time make in connection with the industrial refuse chutes if any in the said Building.

(h) To take all reasonable precautions to protect the interior of the said premises against damage by storm or typhoon or the like threats.

(i) To replace any broken or damaged windows whether the same be broken or damaged by the negligence of the Tenant or owing to circumstances beyond the control of the Tenant (save and except where such broken or damaged windows are caused by the Landlord or its agent).

(j) To give written notice to the Landlord or its agent within 10 days of there becoming known to the Tenant of any damage to the said

premises and of any accident to or defects in the water pipes, electrical wiring or fittings, fixtures or other facilities provided by the Landlord.

(k) To permit the Landlord or its agents with or without workmen and others at all reasonable times (by prior appointment) to enter upon and examine the condition of the said premises and thereupon the Landlord may serve upon the Tenant a notice in writing specifying any repairs necessary to be done and require the Tenant forthwith to execute the same and if the Tenant shall not within six weeks after service of such notice proceed diligently with the execution of such repairs then to permit the Landlord upon prior written notice thereof to enter upon the said premises and execute such repairs and the cost thereof shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by action.

(l) To allow the Landlord or its agents and workmen by prior appointment to enter upon the said premises at all reasonable times for the purpose of carrying out any cleaning or disinfectant works or for the purpose of carrying out such other repairs or installation works as may involve the removal of doors or windows or cause any damage to the wall, partitions, ceilings or fittings provided that the Landlord shall re-install and make good such removal or damage on completion of the said works.

(m) To observe and comply with regulations or requirements stated in notices or announcements from time to time made or issued by the Landlord or its agents for the maintenance and management of the said Building including the time and arrangement for operating the equipment, lifts, lighting and the use of entrance and passage ways.

(n) Upon the expiration or sooner determination of the said Term to peacefully and quietly deliver up vacant possession of the said premises unto the Landlord in good tenantable repair and condition (fair wear and tear excepted) together with all fixtures and fittings belonging thereto and to deliver all keys giving access to all parts of the said premises to the Landlord or its agent Provided that all property, alterations, fixtures and fittings and additions therein and thereto of the Tenant shall notwithstanding that the Landlord's consent for the same may have been obtained or given or deemed to have been given if so required at the sole discretion of the Landlord be removed by and at the sole cost and expense of the Tenant at the expiration or sooner

determination of the said Term and in such event the Tenant shall make good and repair in a proper and workmanlike manner all damage to the said premises and the said Building and the Landlord's fixtures, fittings and furnishings in the said premises caused by such removal and reinstate the said premises to the condition they were in at the commencement of the said Term and at the Tenant's expense to remove from the doors of the said premises and the directory boards of the said building (if any) all lettering and characters and to make good any damage caused by such removal and Further Provided that if the Tenant shall fail to vacate the said premises as aforesaid, the Landlord shall be at liberty to do so and the costs of such vacating shall be recoverable from the Tenant as a civil debt and further provided that the Landlord shall have the right to ask the Tenant to yield up the said premises on an "as is" basis and /or to retain all or any of the fixtures fittings additions partitions floor coverings erections and /or alterations made or installed by the Tenant upon or in the said premises without payment of any compensation therefor. Without prejudice to the foregoing, the Landlord shall be entitled to deduct from the rental deposit paid hereunder the aforesaid costs.

(o) The Tenant further agrees that if any damage is caused to the Landlord or to any person whomsoever directly or indirectly through any defective or damaged condition of any part of the interior of the said premises (including doors windows and other fixtures) (save and except where such defect or damaged condition or caused by the Landlord or its agent) or through the act neglect or default of the Tenant its servants agents visitors or workmen the Tenant shall be wholly responsible therefor and shall make good the same by payment or otherwise and shall fully indemnify the Landlord against all claims demand actions and legal proceedings whatsoever made upon the Landlord by any person in respect thereof.

(p) To effect and maintain during the currency of this Agreement insurance cover in respect of the following :-

(i) <u>Third Party</u>
In respect of liability for loss injury or damage to any person or property whatsoever caused through or by any act default or neglect of the Tenant which might give rise to a claim for indemnity pursuant to Section III Clause (o)

hereof. The policy of insurance shall be effected with a reputable insurance company and shall be endorsed to show the Landlord as owner of the said premises and shall be in an amount of not less than HK$10,000,000. The said policy of insurance shall contain a clause to the effect that the insurance cover thereby effected and the terms and conditions thereof shall not be cancelled modified or restricted without the prior consent of the Landlord. The Tenant hereby further undertakes to produce to the Landlord as and when required by the Landlord such policy of insurance together with a receipt for the last payment of premium and a certificate from the insurance company that the policy is in all respects valid and subsisting.

(ii) Glass

All glass now or hereafter on or in the said premises for its full replacement value.

(iii) Water Damage

Against damage to stock fixtures and fittings for the full insurable value occurring in respect of the use or misuse of the fire sprinkler system installed within the said premises or the incursion of water therein.

(iv) Tenant's Fittings and Stock

The Tenant's fittings stock and equipment within the said premises against fire and extraneous perils for their full replacement value.

(q) At the reasonable request of the Landlord, the Tenant shall mount and equip his machinery particularly machinery with horizontal reciprocating action and every part thereof with anti-vibration absorbers for anti-dumping absorbers for eliminating and reducing vibrations and dumping produced by the operation and running of any of the machinery installed at the said premises.

(r) At its own expense to provide all wiring required by the Tenant from the Switch Room to the said premises and within the said premises and to ensure that such wiring is of top quality according to British Standard Specification and the whole electrical installation is in accordance with the requirements of the Hongkong Electric Company Limited and/or China Light and Power Company Limited

as the case may be and to the satisfaction of the Landlord's Electrical Consultant or Engineer.

(s) To observe and comply with all directions and orders of the Fire Services Department and if such directions and orders shall require the Tenant to take fire precautions or install fire fighting equipment (additional to that installed by the Landlord) the Tenant shall at its own expense procure and install the same.

(t) To observe and comply with all the covenants terms and conditions of and in the Government Lease or Land Grant under which the said premises are held from the Government and of and in the Deed of Mutual Covenant, the Management Agreement and the Sub-Deed of Mutual Covenant (if any).

(u) In the event of any of the drains becoming choked or stopped up owing to careless use by the Tenant or his work-people to pay the cost incurred by the Landlord in cleansing and clearing the said drains from obstruction.

(v) To comply with such rules and regulations as the Landlord or its agent may from time to time impose in connection with the refuse chutes in the said Building (if any).

SECTION IV

RESTRICTIONS AND PROHIBITIONS

THE TENANT FURTHER AGREES AND UNDERTAKES WITH THE LANDLORD as follows:

(a) Not to use or permit to be used the passenger lifts of the said Building for the purpose of carrying any furniture or goods or heavy articles, and to observe the regulations affecting the use of all lifts as indicated therein or intimated by the Landlord or its agents from time to time.

(b) Not to place in any freight lift any heavy machinery goods raw material or articles which may cause the permitted carrying capacity of that lift to be exceeded.

(c) Not to do or permit to be done in or upon the said premises or any part thereof anything which may be or become a nuisance or cause annoyance damage or disturbance to the Landlord or to any of the tenants or occupiers of any other portion of the said Building or of other property in the neighbourhood or in any way affect the

reputation of the said Building or be contrary to the laws or regulations of Hong Kong.

(d) To use the said premises as office use and for no other purposes whatsoever and specifically excluding any trade that is now or may hereafter be declared to be offensive trade under the Public Health and Municipal Services Ordinance or any enactment amending or substituting the same.

(e) The Tenant shall not do or permit to be done anything whereby the policy or policies of insurance on the said premises against damage by fire or against claims by third parties for the time being subsisting may become void or voidable or whereby the premium thereof may be increased Provided that if as the result of any act, deed, matter or thing done, permitted or suffered by the Tenant, the premium on any such policy of insurance shall be increased, the Landlord shall be entitled without prejudice to any other remedy hereunder to recover from the Tenant the amount of any such increase.

(f) Not to use or permit to be used the said premises or any part thereof for any illegal or immoral purposes.

(g) Not to use or permit to be used the said premises or any part thereof for the preparation of food or as sleeping accommodation or as domestic premises within the meaning of any Landlord and Tenant Ordinance for the time being in force.

(h) Not to keep or store or permit to be kept or stored in or upon the said premises any arms, ammunition, gun-powder, salt-petre, kerosene or other explosive or dangerous or prohibited goods or materials within the meaning of the Dangerous Goods Ordinance (Cap.295) except as approved by the appropriate Government Department and by the Landlord and to obey and comply with and be answerable for and to indemnify the Landlord against the consequence of any breach of local Ordinances and Regulations by the Tenant and all occupiers and inmates of the said premises or persons visiting or using the same with the consent of the Tenant expressed or implied.

(i) Not to use the said premises or any part thereof for any process which will emit poisonous or offensive odours or for the carrying on of the business of an undertaker, funeral home, coffin shop, ballroom or cabaret or of any vocation which is noxious or may be calculated to attract to the said Building or any part thereof persons of an

undesirable character.

(j) Not to keep any birds or live stock of any description of any noxious goods or articles on the said premises.

(k) Not to hold or to permit or suffer any sale by auction to be held at the said premises without the express permission of the Landlord in writing.

(l) Not to do or cause to be done or suffer or permit any act deed matter or thing whatsoever which constitutes a breach of any of the terms and conditions in the Government Lease or Land Grant under which the said premises are held from the Government or in contravention of any of the restrictions or prohibitions imposed by any appropriate Government Authority or any trade that is now or may hereafter be declared an offensive trade by any Government Authority.

(m) Not to put or install or permit to be put or installed any machinery or thing whatsoever the load of which exceeds the loading capacity of the said premises.

(n) Not to do or cause to be done or suffer or permit any act deed matter or thing whatsoever which shall amount to a breach or non-observance of and to indemnify the Landlord against such breach non-observance or non-performance the Occupation Permit of the said Building or of the covenants terms and provisions in the Deed of Mutual Covenant, Management Agreement and Sub-Deed of Mutual Covenant (if any) relating to the said Building so far as they relate to the occupation of the said premises.

(o) Not to assign underlet or otherwise part with the possession of the said premises or any part thereof in any way whether by way of subletting lending sharing or other means whereby any person or persons not named as a party to this Agreement obtains the use or possession of the said premises or any part thereof irrespective of whether any rental or other consideration is given for such use or possession and in the event of any such transfer sub-letting sharing assignment or parting with the possession of the said premises (whether for monetary consideration or not) this Agreement shall absolutely determine and the Tenant shall forthwith vacate the said premises on notice to that effect from the Landlord. The Tenancy shall be personal to the Tenant named in the party to this Agreement and without in any way limiting the generality of the foregoing the following acts, and events shall,

unless approved in writing by the Landlord, be deemed to be breaches of this Clause :-

(i) In the case of a tenant which is a partnership the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise.

(ii) In the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death insanity or disability of that individual to the intent that no right to use possess occupy or enjoy the said premises or any part thereof shall vest in the executors administrators personal representatives next of kin trustee or committee of any such individual.

(iii) In the case of a tenant which is a corporation any take-over reconstruction amalgamation merger voluntary liquidation or change in the person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control thereof.

(iv) The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use posses occupy or enjoy the said premises or any part thereof or does in fact use possess occupy or enjoy the same.

(v) The change of the Tenant's business name without the previous written consent of the Landlord which consent shall not be unreasonably withheld.

(p) Not to place or leave in the entrance or any of the passages of the said Building used in common with other persons having the same right or any part of the said Building which is not hereby exclusively let to the Tenant any box furniture or rubbish or any articles or thing whatsoever or otherwise obstruct the same.

(q) Not to allow any visitors, licensees or invitees of the Tenant to stand or queue up outside the said premises thereby causing an obstruction to the entrances stairways corridors and passages used in common with the other tenants of the said Building.

(r) Not to damage or disfigure any structures, fixtures, canopies decorations, installations outside the said premises including air-conditioning units, mail chutes, industrial refuse chutes, halls,

passages, drainage wells, walls, ceilings, and to pay on demand to the Landlord the cost and expenses incurred by the Landlord in repairing making good such damage or cleaning the same.

(s) Not to make or permit any alterations or additions to be made in the said premises nor to pull down, alter or remove any portions of the doors windows partitions or fittings thereof nor to make any alterations in the architectural features or facings, not to install any air-conditioning unit, apparatus or machinery or fans nor cut maim or injure nor suffer to be cut maimed or injured any floors windows walls partitions or fittings thereof without the previous consent in writing of the Landlord and to keep every part thereof (including the windows) with the fixtures and additions thereto in good and tenantable repair (reasonable wear and tear excepted) and in such repair to yield up the said premises at the determination of the said Term.

(t) Not to place on any part of the floor of the said premises any machinery goods or merchandise which may cause the maximum floor load bearing capacity thereof (as clearly specified on such floor) to be exceeded and in the event of breach of this covenant the Tenant shall make good any damage caused thereby to the said premises or any other part of the said Building or any fixtures and fittings therein whether belonging to the Landlord or a third party; provided that the making good of such damage as aforesaid shall be without prejudice to any further right competent to the Landlord by virtue of such breach including but not limited to the right of re-entry to the said premises.

(u) Not to do anything on the said premises whereby excessive noise vibration or resonance or other form of disturbance is created to the detriment of the said Building or other processes or other persons in or outside the said premises Provided that in the event of a breach hereof by the Tenant the Tenant shall make good any damage caused thereby to the said premises or any other part of the said Building or to the processes therein whether belonging to the Landlord or a third party; and Provided further that the making good of such damage as aforesaid shall be without prejudice to any further right competent to the Landlord by virtue of such breach including but not limited to the right of re-entry to the said premises.

(v) Not to affix exhibit or put up or display or to permit or suffer to be affixed exhibited put up or displayed any signboard sign, decoration, illuminated signs or other advertisement whatsoever inside or outside the said premises or on any door wall pier or window so that any such signboard sign, decoration, illuminated signs or other thing whatsoever may be visible from outside the said Building. The Landlord shall have the right to remove at the cost and expense of the Tenant any signboard sign, decoration, illuminated signs, poster or placard or other advertisement which shall be affixed exhibited put up or displayed without such prior approval of the Landlord.

(w) If any defects or want of repair shall be found and if the Landlord shall give or leave a notice in writing at the said premises or at the business address of the Tenant requiring him to amend the same and if the Tenant shall not within 14 days after the service of such notice proceed diligently with the execution of such repairs then upon prior written notice thereof to permit the Landlord or his authorized person to enter upon the said premises and execute such repairs and the cost thereof (the amount thereof in case of difference to be determined by the Landlord's agent) together with interest at rate of two percent (2%) per month shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by action.

(x) The Tenant shall not be allowed to install on upon or through the window or external wall of the said premises any window type or any other type of air-conditioning units or plants. Chilled water shall be provided to the said premises at the fee to be charged by the Manager of the said Building. The supply of chilled water shall be at the time to be determined by the Manager of the said Building at its sole discretion. The Tenant shall apply to the Manager of the said Building for connection of the chilled water to the said premises and all costs relating thereto shall be solely borne by the Tenant.

SECTION V

LANDLORD'S OBLIGATIONS AND RIGHTS

1. THE LANDLORD HEREBY AGREES WITH THE TENANT as follows :-

(a) Subject to Clause 2 of this Section V hereinbelow, the Tenant (duly paying the rent and observing and performing the covenants and

conditions herein contained) shall peacefully hold and enjoy the said premises during the said Term without any interruption by the Landlord or any person lawfully claiming under or in trust for the Landlord.

(b) To pay the Government Rent and Property Tax in respect of the said premises during the said Term.

(c) Notwithstanding anything herein contained the Landlord shall not be liable to pay compensation or damages to the Tenant and there shall be no abatement of rent in respect of any defect or want or repair which the Landlord is liable to make good hereunder unless notice thereof shall have been giving to the Landlord and the Landlord shall have had a reasonable time in which to mend, repair or make good such defect or want of repair.

2. The Landlord expressly reserves the right to renovate improve and alter the said premises or any parts thereof at any time and in any manner as the Landlord shall in its absolute discretion deem fit and for such purpose the Landlord its servants and workmen shall have the right to enter into the said premises with or without plants and machineries to carry out all necessary renovation and alteration work at all times throughout the said Term Provided Always that in exercising such right the Landlord shall give reasonable prior notice to the Tenant and endeavour to cause as little disturbance to the Tenant as is practicable in the circumstances and make good any damage caused to the said premises within a reasonable period of time. It is hereby expressly agreed between the parties that the Tenant shall have no claim against the Landlord whatsoever and the Landlord shall not be required to compensate the Tenant for any loss or damages which the Tenant may suffer as a result of the Landlord's exercise of its right hereunder nor shall there be any abatement of rent in respect thereof.

SECTION VI

DEFAULT

PROVIDED ALWAYS AND IT IS HEREBY EXPRESSLY AGREED AND DECLARED that :-

(a) If the rent or additional outgoings hereby reserved or any part thereof shall be in arrear and unpaid for fifteen (15) days after the same shall have become due (whether formally demanded or not) or if the

Tenant shall at any time fail or neglect to perform or observe any of the conditions or agreements or provisions herein contained and on the part of the Tenant to be performed or observed or if the Tenant shall become bankrupt or being a corporation shall go into liquidation or commit acts that may result in it going into dissolution by whatever means whatsoever or if any petition shall be filed for the winding up of the Tenant or if the Tenant shall otherwise become insolvent or make any composition or arrangement with its creditors or shall suffer any execution to be levied on the said premises or otherwise on the Tenant's goods, then and in any such case it shall be lawful for the Landlord or any person or persons duly authorized in that behalf to re-enter upon the said premises or any part thereof in the name of the whole and thereupon the rental deposit paid pursuant to Section VIII hereof shall be forfeited to the Landlord and this Agreement shall absolutely determine but without prejudice to the right of action of the Landlord in respect of any antecedent breach of any covenant on the part of the Tenant herein and to claim for loss and damage including without limitation to the loss on rent up to the end of the said Term. Notwithstanding the foregoing, the Landlord may in any such event at its option elect not to terminate this Agreement but to deduct from the rental deposit and/or the management charges deposit the amount of any monetary loss incurred by the Landlord in consequence of the breach, non-observance or non-performance by the Tenant in which event the Tenant shall, as a condition precedent to the continuation of the tenancy, deposit with the Landlord the amount so deducted and, if the Tenant shall fail so to do, the Landlord shall forthwith be entitled to re-enter on the said premises and to determine this Agreement in which event the deposit may be forfeited to the Landlord as hereinbefore provided.

(b) Notwithstanding anything hereinbefore contained in the event of default in payment of rent, air-conditioning and management charges or other sums payable hereunder for the period of 15 days from the date on which the same falls due for payment, the Tenant shall further pay to the Landlord on demand interest on the amount in arrears at the rate of 2% p.m. calculated from the date on which the same becomes due for payment until the date of payment as liquidated damages and not as penalty provided that the demand

and/or receipt by the Landlord of interest pursuant to this provisions shall be without prejudice to and shall not affect the right or remedy hereof (including the right of re-entry) exercisable under the terms of this Agreement.

(c) Acceptance of rent by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of a breach by the Tenant of any of his obligations hereunder.

(d) The Tenant shall waive and shall not avail himself of any protection against ejection or otherwise which is or may be afforded by any ordinance for the protection of tenants insofar as such protection now or at any time may be lawfully waived.

(e) For the purpose of part III of the Landlord and Tenant (Consolidation) Ordinance and for the purpose of these presents the rent in respect of the said premises shall be deemed to be in arrear if not paid at the time stipulated by Clause 1 hereof. All costs and expenses of and incidental to distraint shall be paid by the Tenant and shall be recoverable from it as a debt.

(f) The Landlord shall be entitled to treat non-payment of rates (if any) and management fee and of any amount payable by the Tenant hereunder or any part thereof in all respects as non-payment of rent under this Agreement.

SECTION VII

EXCLUSIONS

(a) The Landlord shall not be liable for any injury or damage to the Tenant its servants licensees or invitees (including trademen) caused by lift and other equipment and fixture in the said Building and/or the said premises or by any defect in or break down of any such lift equipment and/or fixtures whether caused directly or indirectly by the Landlord's servants or otherwise and the Tenant shall indemnify the Landlord against all claims actions and proceedings in respect of such injuries.

(b) The Landlord shall not be obliged to insure the said premises against any damage and if the Tenant shall desire to insure its property in the said premises the Tenant shall make its own arrangements

accordingly.

(c) The Landlord shall not be under any liability whatsoever to the Tenant or any other person whomsoever in respect of any damage sustained by the Tenant or such other persons as aforesaid caused by or through or in any way owing to the overflow of water from any part or portion of the said Building. The Tenant shall fully indemnify the Landlord against all claims demands actions and legal proceedings whatsoever made upon the Landlord in respect of any damage or injury to any person whomsoever caused by or through or in any way owing to any overflow of water as aforesaid from any part or portion of the said premises or caused by or through act neglect or default of the Tenant.

(d) In the event of fire, typhoon or other contingencies which in the opinion of the Landlord may cause or threaten to cause damage or injury to the said premises or the said Building, the Landlord shall have the right in the absence of the Tenant to enter into the said premises (making good any damage caused by such entry) and to do such other things as may be necessary to prevent the said premises and/or the said Building from being damaged or injured or further damaged or injured and in such event the Landlord shall not be answerable to the Tenant for any loss or damage which the Tenant may sustain thereby.

SECTION VIII

DEPOSITS

To secure the due performance and observance of the terms and conditions herein contained the Tenant shall on the signing hereof pay to the Landlord by way of rental deposit the sum of HONG KONG DOLLARS ONE HUNDRED NINETEEN THOUSAND FOUR HUNDRED SEVENTY FIVE ONLY (HK$119,475.00, and shall also pay to the Landlord by way of management charges deposit the sum of HONG KONG DOLLARS THIRTEEN THOUSAND THREE HUNDRED EIGHTY ONE AND CENTS TWENTY ONLY (HK$13,381.20) together with the government rates deposit the sum of HONG KONG DOLLARS FIVE THOUSAND SIX HUNDRED AND TWENTY FIVE ONLY (HK$5,625.00) to secure the due performance and observance by the Tenant of the covenants and obligations contained in Clause (d) of Section II hereof. On the expiration of the said Term or on the sooner

determination of the said Term and Provided that the said rent, management charges, government rates and the said additional outgoings hereby reserved shall have been duly paid on the due dates and all other covenants and condition herein contained shall have been duly performed and observed by the Tenant, the Landlord shall return to the Tenant the said rental deposit, the said management charges deposit and the said government rates deposits or the balance thereof after any deduction thereon without interest within the period of fifteen days after the Tenant shall have duly delivered to the Landlord vacant possession of the said premises.

SECTION IX

ABATEMENT OF RENT

If the said premises or any part thereof shall be destroyed or so damaged by typhoon fire of any force majeure so as to be unfit for occupation or use or if the said premises shall be condemned as a dangerous structure or a demolition order or a closing order shall become operative in respect of the said premises the rent hereby reserved or a proportionate part thereof according to the extent and duration of the damage sustained shall be suspended until the said premises shall again be rendered fit for occupation and use Provided always that the Landlord shall be under no obligation to repair or reinstate the said premises or any part thereof so destroyed or damaged and reserves the right to determine this Tenancy in such event but such determination shall not prejudice the Landlord's rights and remedies in respect of rent and outstanding breaches or covenant.

SECTION X

INTERPRETATION AND MISCELLANEOUS

(a) The Tenant shall under any circumstances deliver up vacant possession of the said premises to the Landlord at the expiration or sooner determination of the said Term notwithstanding any rule or law or equity to the contrary.

(b) During the three months immediately preceding the expiration of the said Term, the Landlord shall be at liberty to affix and retain without interference upon any external part of the said premises whether to the corridor wall or main external elevation wall a notice for re-letting the same and the Tenant shall permit persons with written authority from the Landlord or its agents at reasonable

times of the day to view the said premises and every part thereof.

(c) Any notice required to be served hereunder shall be sufficiently served on the Tenant if delivered to it by post or left addressed to it at the said premises or at its last known address in Hong Kong. A notice sent by post shall be deemed to have been received by the Tenant at the time when in due course of post it would be delivered at the address to which it is sent.

(d) For the purpose of these presents any act default or omission of the agents or servants of the Tenant or its visitors shall be deemed to be the act default or omission of the Tenant.

(e) The Tenant shall pay to the Landlord upon the signing hereof a sum equal to half share of stamp duty on this Agreement. Each party shall bear its own costs of and incidental to the preparation and execution of this Agreement.

(f) The Tenant hereby expressly declares that he has paid no premium construction fee, key money or other sum of money of a similar nature to the Landlord or other person or persons authorised by him for the possession of the said premises or for the granting of this Agreement.

(g) The expression "the Tenant" shall (where the context permits) mean and include the party or parties specifically named and shall not include the executors and administrators of any such party or where such party is a corporation any liquidator thereof.

(h) The Landlord and the Tenant hereby jointly and severally declare and confirm that the rent herein reserved in the best rent which can be reasonably obtained for the grant of this tenancy without a premium.

(i) The design load of electricity supply to in or on the said premises shall not exceed the original design load of electricity supply allowed for the said premises as prescribed by the Manager of the said Building and the Manager of the entire development on the said Land and the Tenant shall keep the Landlord fully indemnified against all costs claims demands actions proceedings and liabilities that may arise as a result of any overloading or breach of this Clause.

(j) The said premises will be delivered by the Landlord to the Tenant

in its "as-is" state and condition. For the avoidance of doubt, the Landlord will not carry out any decorative work to the said premises.

(k) It is hereby declared that in the construction of these presents with reference to the Tenant, unless the contrary intention appears, words importing the masculine gender shall include female and neuter genders and vice versa; words in the singular shall include the plural and vice versa, and words importing persons shall include companies or corporations and vice versa.

(l) Should the said premises be resumed by the Hong Kong Government for town planning or other purposes during the continuance of the term hereby created the Tenant shall vacate the said premises on the date or time notified by the Government and waive all his right and privilege to any claim or demand for damages or compensation which may be afforded to him by any Ordinance in force at that time.

(m) The Landlord does not warrant that the said premises are fit for any particular purposes. The Tenant shall be responsible for obtaining all necessary permits from the appropriate Government authorities for the user of the said premises and shall at all times comply with all rules and regulations laid down by such authorities for giving such permits and shall indemnify the Landlord from the against all proceedings actions fines damages claims and demands whatsoever which may arise as a result of the non-compliance by the Tenant of such rules and regulations or any of them.

(n) For the purpose of the Occupiers Liability Ordinance (Cap.314) the Tenant shall be deemed for all intents and purposes the occupiers of the said premises including the lifts and all parts intended by the Tenant's use in common with others.

(o) At the expiration or sooner determination of this Agreement to deliver up to the Landlord the said premises in its "bare shell" condition together with the Landlord's fixtures and fittings and the Landlord's Provisions in such good repair and condition as aforesaid. Other fixtures fittings and /or additions affixed to or erected on the said premises by the Tenant with or without the Landlord's consent in writing may be removed by the Tenant, and shall be removed by the Tenant at the Tenant's expense if so

required by the Landlord or its Agents, in which case all damage caused to the said premises or the said Building or any parts thereof by such removal shall be made good by the Tenant at its own expense Provided that the Landlord shall have the right to ask the Tenant to retain such fixtures fittings and/or additions without payment of any compensation therefor.

(p) No alteration and/or addition and/or other works of the glass windows are allowed to be carried out in the premises without prior written approval by the Landlord. In case the Tenant has altered the glass windows, the Tenant should be responsible for the reinstatement of the glass windows upon the expiry or sooner determination of the Tenancy. Fitting-out plans of the said works shall be submitted to the Landlord for approval and the Tenant should pay the deposit to the Landlord for the reinstatement of the glass windows prior to the commencement of the fitting-out works. Such approval of the Landlord shall not be unreasonably withheld or delayed. All fitting-out works shall be carried out in compliance with the Fitting-Out Rules as from time to time supplied by the Landlord or the Manager of the said Building. The Landlord shall be entitled to deduct from the deposit paid for the costs of reinstatement of the glass windows in the event the Tenant fails to reinstate the glass windows upon the expiry or sooner determination of the Tenancy. The said deposit or the balance thereof after the deduction (if applicable) shall be returned to the Tenant within 7 days after the expiry of the Tenancy or the reinstatement of the windows; whichever is the later. The Tenant should indemnify the Landlord from any breaching of laws, ordinance and regulations as set out by the Hong Kong Government or the Manager of the Building on the alteration and/or other works on the glass windows carried out by the Tenant.

(q) Vacant possession of the said premises shall be delivered to the Tenant on the Commencement Date or after the Tenant has duly executed this Agreement and paid all payments herein mentioned, whichever shall be the later.

(r) The Tenant shall be responsible for applying for the supply of electricity, water, telephone and other utilities at the said premises at it own costs and expenses.

(s) Notwithstanding any provisions to the contrary in this Agreement, if at any time during the said term of this Agreement the Landlord shall resolve to sell or redevelop or demolish or rebuild or refurbish or renovate the said Building or the said premises or any part or parts thereof (which intention shall be sufficiently and conclusively evidenced or proved by a copy of a Resolution of its Board of Directors certified to be a true and correct copy by one of its Directors or its Secretary) then in any of such events the Landlord shall be entitled to give not less than six (6) calendar months' notice in writing to the Tenant ("the said notice") expiring at the end of any calendar month during the said term of this Agreement to terminate this Agreement and the Tenancy created hereunder and immediately upon the expiration of the said notice this Agreement and everything herein contained shall absolutely terminate and be void and the Tenant's right to remain in the said premises shall cease notwithstanding any rule of law or equity or the terms of any lease or tenancy agreement or licence or permit of whatsoever nature(s) in the contrary and the Tenant shall forthwith deliver up vacant possession of the said premises to the Landlord without any right of set-off or withholding rent or any claim, costs or compensation whatsoever in such event but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of any of the agreements, terms, conditions, restrictions or stipulations contained in this Agreement. For the avoidance of doubt, the parties hereto hereby declare that any option to renew this Agreement contained in this Agreement shall forthwith automatically be cancelled and be null and void upon the Landlord serving the said notice. "Redevelop" and/or "demolish" and/or "rebuild" for the purpose of this Clause shall mean the redevelopment and/or demolition and/or rebuilding of the whole of the said Building or a part or parts (but not necessarily a major or substantial part) thereof whether or not including any main walls or exterior walls of the said premises and whether or not any part thereof is to be redeveloped or rebuilt or reconstructed in the same or any other manner. "Refurbish" and/or "renovate" for the purpose of this Clause may or may not include redevelopment or demolition or rebuilding of the said Building or any part thereof.

AS WITNESS the hands of the parties hereto the day and year first above written.

SIGNED by Mr. CHAN Lap Fun Larry)
Its director,)
)
for and on behalf of the Landlord)
whose signature(s) is/are verified by :-)
)
)

SIGNED by)
)
)
for and on behalf of the Tenant in the)
presence of :-)
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Hong Kong Takung Art Company Limited
香港大公文化集團有限公司

RECEIVED the day and year first above)
written from the Tenant the above mentioned)
rental deposit and management charges deposit)
and government rates deposit in the total sum of)
HONG KONG DOLLARS ONE HUNDRED)
THIRTY EIGHT THOUSAND FOUR HUNDRED)
EIGHTY ONE AND CENTS TWENTY ONLY) <u>HK$138,481.20</u>


711
712
701-703
710
M. LAV.
F. LAV
1300
A/C RM.
1300
709
704
CORRIDOR
708
707
706
705

7/F TOWER II ADMIRALTY CENTER, QUEENSWAY, HK